UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 24, 2012. Three proposals were voted on at the meeting. The results of each proposal are as follows:

Proposal No. 1 to elect seven directors of the Company, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Withheld	Abstain	Broker Non-Vote
D. James Bidzos	131,076,461	86,228	2,365,618	8,965,398
William L. Chenevich	130,760,597	476,552	2,291,158	8,965,398
Kathleen A. Cote	131,908,050	35,757	1,584,500	8,965,398
Roger H. Moore	131,360,475	180,048	1,987,784	8,965,398
John D. Roach	131,865,272	49,058	1,613,977	8,965,398
Louis A. Simpson	131,471,013	275,629	1,781,665	8,965,398
Timothy Tomlinson	131,672,608	282,673	1,573,026	8,965,398

In Proposal No. 2, stockholders of the Company approved, on a non-binding, advisory basis, the Company’s executive compensation. The voting results were as follows:

For:	131,878,714
Against:	1,599,276
Abstain:	50,025
Broker Non-Votes:	8,965,690

In Proposal No. 3, stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. This proposal received the following votes:

For:	141,255,657
Against:	1,154,805
Abstain:	83,243
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 25, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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